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                                                                   EXHIBIT 10.29

                          BIOANALYTICAL SYSTEMS, INC.

                 1997 OUTSIDE DIRECTOR STOCK OPTION AGREEMENT


         THIS AGREEMENT, made this ____ day of ______________, _____, by and between Bioanalytical Systems, Inc., an Indiana corporation with its principal office at 2701 Kent Avenue, West Lafayette, Indiana (hereinafter called "Company"), and_________________________, residing at_____________________________________________________________ (hereinafter called the "Grantee"), pursuant to the terms, conditions and limitations contained in the Company's 1997 Outside Director Stock Option Plan (hereinafter called the "Plan"), a copy of which is attached hereto as Exhibit A.
                                WITNESSETH THAT:
         WHEREAS, in the interests of affording an incentive to the Grantee to give his best efforts to the Company as a key employee, the Company wishes to provide that the Grantee shall have an option to buy Common Shares of the
Company:
         NOW, THEREFORE, it is hereby mutually agreed as follows:
         1. The Company hereby grants to the Grantee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of __________shares (hereinafter called "Subject Shares") of the presently authorized, but unissued, or treasury, Common Shares of the Company (hereinafter called the "Common Shares"), at a purchase price of $______ per share, exercisable in whole or in part from time to time subject to the limitation that no option may be exercised with respect to fewer than twenty-five (25) shares unless there are fewer than twenty-five (25) shares then subject to option hereunder, in which event any exercise must be as to all such shares and subject to the further limitation that the options represented by this Agreement shall be exercisable in four equal installments as set forth in Section 6(e) of the Plan. The option shall expire as to all shares subject to
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purchase hereunder on the ______ anniversary date of this Agreement if not exercised on or before such date.

         2.      Subject to the limitation specified in Section 1 hereof and in
Section 6(e) of the Plan, the Grantee may from time to time exercise this option by delivering a written notice of exercise and subscription agreement to the Secretary of the Company specifying the number of whole shares to be purchased, accompanied by payment (i) in cash, (ii) by certified check or bank cashier's check, (iii) through the tender to the Company of Common Shares of the Company owned by the Optionee or by withholding of Common Shares of the Company that are subject to the option, which Common Shares shall be valued, for purposes of determining the extent to which the purchase price has been paid, at their fair market value on the date of exercise as determined in
Section 6(c) of the Plan; or (iv) by a combination of the methods described in
(i), (ii), or (iii). The Company may, in its sole discretion, refuse to withhold Common Shares of the Company as payment of the exercise price of the option. Such exercise shall be effective upon receipt by the Secretary of such written notice, subscription agreement and payment of the purchase price. Only the Grantee may exercise the option during the lifetime of the Grantee. No fractional shares may be purchased at any time hereunder.
         3. Upon the effective exercise of the option, or any part thereof, certificates representing the shares so purchased, marked fully paid and non-assessable, shall be delivered to the person who exercised the option, except as provided in Section 6(j) of the Plan. Until certificates representing such shares shall have been issued and delivered, the Grantee shall not have any of the rights or privileges of a shareholder of the Company in respect of any of such shares.
         4. In the event that, prior to the delivery by the Company of all the Subject Shares, there shall be an increase or reduction in the number of Common Shares of
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the Company issued and outstanding by reason of any subdivision or consolidation of Common Shares or any other capital adjustment, the number of shares then subject to this option shall be increased or decreased as provided in Section 6(g) of the Plan.
         5. The option and the rights and privileges conferred by this Option Agreement shall not be assigned or transferred by the Grantee in any manner except by will or under the laws of descent and distribution. In the event of any attempted assignment or transfer in violation of this Section 5, the option, rights and privileges conferred by this Option Agreement shall become null and void.
         6. Nothing herein contained shall be deemed to create any limitation or restriction upon such rights as the Company would otherwise have to terminate a person as an employee of the Company.
         7. The option, rights and privileges herein conferred are granted subject to the terms and conditions set forth herein and in the Plan.
         8. Any notices to be given or served under the terms of this Option Agreement shall be addressed to the Secretary of the Company at 2701 Kent Avenue, West Lafayette, Indiana, and to the Grantee at the address set forth on page one of this Option Agreement, or such other address or addresses as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given or served, if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, postage prepaid, and deposited in the United States mail.
         9. The interpretation by the outside director stock option committee, appointed by the Company's Board of Directors to administer the Plan, of any provisions of the Plan or of this Option Agreement shall be final and binding on the Grantee unless otherwise determined by the Company's Board of Directors.
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         10.     This Option Agreement shall be governed by the laws of the
State of Indiana.

         IN WITNESS WHEREOF, the Company and the Grantee have signed this Option Agreement as of the day and year first above written.

                                                "COMPANY"

                                                BIOANALYTICAL SYSTEMS, INC.

                                                By:
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ATTEST:

------------------------



                                                "GRANTEE"

                                                By:
                                                   -----------------------------